Exhibit (a)(22)

DEUTSCHE SECURITIES TRUST

Amended and Restated Establishment and Designation of Series and

Classes of Shares of Beneficial Interest, With $0.01 Par Value

WHEREAS, the Trustees of Deutsche Securities Trust (the “Trust”), acting pursuant to the Trust’s Amended and Restated Declaration of Trust (the “Declaration”), dated June 2, 2008, as amended, had previously established and designated one or more series of shares of beneficial interest in the Trust (each, a “Series” composed of “Shares”) pursuant to one or more designations of series (the “Prior Series Designations”) and had previously established and designated one or more classes of Shares (each, a “Class”) for some or all of the Series pursuant to one or more designations of classes (the “Prior Class Designations,” such Prior Series Designations and Prior Class Designations referred to herein collectively as the “Prior Designations”);

WHEREAS, the Trustees of the Trust, effective December 2, 2016, restated the Trust’s Prior Designations, the terms of the restated designation to supersede any terms set forth in the Prior Designations;

WHEREAS, pursuant to Article V, Section 5.10 and Article VIII, Section 8.2 of the Declaration, the Trustees, at a meeting held December 2, 2016, authorized the termination of the Series of Shares designated as “Deutsche Real Estate Securities Income Fund” to be effective on or about February 13, 2017;

WHEREAS, at a meeting held on May 17, 2017, the Trustees of Deutsche Gold & Precious Metals Fund, a series of the Trust, approved an Agreement and Plan of Reorganization and the transactions it contemplates, including the transfer of all of the assets of Deutsche Gold & Precious Metals Fund to Deutsche Real Asset Fund, a series of Deutsche Market Trust, in exchange for shares of Deutsche Real Asset Fund and the assumption by Deutsche Real Asset Fund of all the liabilities of Deutsche Gold & Precious Metals Fund and the distribution of such shares, on a tax-free basis for federal income tax purposes, to the shareholders of Deutsche Gold & Precious Metals Fund in complete liquidation and termination of Deutsche Gold & Precious Metals Fund (the “Gold & Precious Metals Fund Reorganization”);

WHEREAS, the Gold & Precious Metals Fund Reorganization was completed on December 11, 2017 and the Deutsche Gold & Precious Metals Fund was liquidated and terminated thereafter;

WHEREAS, pursuant to Article V, Sections 5.10 and 5.12 of the Declaration, the Trustees, at a meeting held on May 16, 2018, authorized the following Series’ name changes:

•	The Series of Shares known as Deutsche Communications Fund is renamed “DWS Communications Fund;”
•	The Series of Shares known as Deutsche CROCI® Sector Opportunities Fund is renamed “DWS CROCI® Sector Opportunities Fund;”
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•	The Series of Shares known as Deutsche Enhanced Commodity Strategy Fund is renamed “DWS Enhanced Commodity Strategy Fund;”
•	The Series of Shares known as Deutsche Global Real Estate Securities Fund is renamed “DWS RREEF Global Real Estate Securities Fund;”
•	The Series of Shares known as Deutsche Health and Wellness Fund is renamed “DWS Health and Wellness Fund;”
•	The Series of Shares known as Deutsche MLP & Energy Infrastructure Fund is renamed “DWS RREEF MLP & Energy Infrastructure Fund;”
•	The Series of Shares known as Deutsche Real Estate Securities Fund is renamed “DWS RREEF Real Estate Securities Fund;”
•	The Series of Shares known as Deutsche Science and Technology Fund is renamed “DWS Science and Technology Fund;” and

WHEREAS, all Series’ name changes are to be effective July 2, 2018.

NOW THEREFORE, pursuant to Article V, Section 5.12 and Article VIII, Section 8.3 of the Declaration, the Trustees of the Trust, effective July 2, 2018, hereby amend and restate the Trust’s Prior Designations, the terms of which are to supersede any terms set forth in the Prior Designations:

1.       The following Series of Shares and Classes thereof are established and designated, the Shares, with $0.01 par value, of such Series and Classes to be subject to the terms of, and entitled to all the rights and preferences accorded to Shares of a Series, and, if applicable, a Class under, the Declaration and this amended and restated designation:

DWS Communications Fund	Class A
Class C
Class T
Institutional Class

DWS CROCI® Sector Opportunities Fund	Class A
Class C
Class S
Class T
Institutional Class

DWS Enhanced Commodity Strategy Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

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DWS Health and Wellness Fund	Class A
Class C
Class S
Class T
Institutional Class

DWS RREEF Global Real Estate Securities Fund	Class A
Class C
Class R6
Class S
Class T
Institutional Class

DWS RREEF MLP & Energy Infrastructure Fund	Class A
Class C
Class S
Class T
Institutional Class

DWS RREEF Real Estate Securities Fund	Class A
Class C
Class R
Class R6
Class S
Class T
Institutional Class

DWS Science and Technology Fund	Class A
Class C
Class S
Class T
Institutional Class

2.       For Shares of a Class of a Series, the relative rights and preferences of such Class shall be as determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the Trust’s Multi-Distribution System Plan adopted pursuant to Rule 18f-3 under the Investment Company Act of 1940, as amended, as such Plan may be amended from time to time, or as otherwise required by applicable law. The Shares of a Class of a Series shall have such other terms, features and qualifications as may be determined by the Trustees of the Trust from time to time in accordance with the Declaration and set forth in the current prospectus and statement of additional information of the Series relating to such Class, contained in the Trust’s registration statement under the Securities Act of 1933, as amended, (if applicable) as such prospectus or statement of additional information may be further supplemented from time to time.

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3.       The designation of the Series and Classes hereby shall not impair the power of the Trustees from time to time to designate additional Series and Classes of Shares of the Trust.

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IN WITNESS WHEREOF, the undersigned, being at least a majority of the Trustees of the Trust, have executed this instrument as of this 16th day of May 2018.

/s/ John W. Ballantine	/s/ Henry P. Becton, Jr.
John W. Ballantine, Trustee	Henry P. Becton, Jr., Trustee
/s/ Dawn-Marie Driscoll	/s/ Keith R. Fox
Dawn-Marie Driscoll, Trustee	Keith R. Fox, Trustee
/s/ Paul K. Freeman	/s/ Richard J. Herring
Paul K. Freeman, Trustee	Richard J. Herring, Trustee
/s/ William McClayton	/s/ Rebecca W. Rimel
William McClayton, Trustee	Rebecca W. Rimel, Trustee
/s/ William N. Searcy, Jr.	/s/ Jean Gleason Stromberg
William N. Searcy, Jr., Trustee	Jean Gleason Stromberg, Trustee

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